Exhibit 99.1




         HFS INCORPORATED [LOGO]       CUC INTERNATIONAL [LOGO]


                              FOR IMMEDIATE RELEASE


                   CUC INTERNATIONAL INC. AND HFS INCORPORATED
                         TO COMBINE IN MERGER OF EQUALS,
                CREATING WORLD'S LEADING CONSUMER SERVICES COMPANY

                TAKES ADVANTAGE OF "SEAMLESS FIT" AND EXPERTISE IN
                        DELIVERING PRODUCTS AND SERVICES
                           TO CONSUMERS AND BUSINESSES

                 COMBINED COMPANY TO HAVE MARKET CAPITALIZATION
                           OF APPROXIMATELY $22 BILLION

                  CROSS-MARKETING OPPORTUNITIES WILL FUEL GROWTH


                   Stamford, CT and Parsippany, NJ, May 27, 1997 -- CUC International Inc. (NYSE:CU) and HFS Incorporated (NYSE:HFS) announced today a definitive agreement to merge the two companies in a tax-free exchange of shares. The combined company, to be named at the closing of the transaction, will be a leading provider of consumer and business services worldwide. It would have had combined revenues of approximately $4.3 billion, net income of nearly $600 million and free cash flow of approximately $700 million, based on pro forma performance in calendar 1996, and a market capitalization of approximately $22 billion.

                   HFS is a leading global services company with a base of 100 million consumers, operating through well-known brands such as Avis, Days Inn, Resort Condominiums International, Ramada, Coldwell Banker and Century 21. CUC, with over 68 million memberships worldwide, is a leading member services and direct marketing organization offering value and convenience to consumers in shopping, travel, dining, local merchant discounts, auto and home buying and many other services. Cross-marketing opportunities between CUC and HFS are expected to increase further revenue and profit growth.

                   Pursuant to the merger agreement, 2.4031 shares of CUC International common stock will be exchanged for each share of HFS Incorporated common stock. CUC will issue approximately 434 million common shares, valued at about $11 billion. Following the transaction, the combined company will have approximately 870 million shares outstanding. The transaction will be accounted for as a pooling-of-interests. The current shareholders of each company will own approximately 50% of the combined company.

                   The transaction has been unanimously approved by both companies' Boards of Directors and requires the approval of the shareholders of both companies. It is subject to customary closing conditions, and is expected to be completed in the Fall of 1997.

               SHARED, POWERFUL BUSINESS MODEL OFFERS SUBSTANTIAL
                              OPPORTUNITY FOR GROWTH

                   Henry R. Silverman, Chairman and Chief Executive Officer of HFS Incorporated, said, "This transaction creates a world-class consumer services company with extraordinary revenue and







         profit growth potential. By combining HFS's brands and our consumer reach of more than 100 million customers annually with CUC's direct marketing expertise, powerful club membership delivery system, and 68 million memberships worldwide, we will create tremendous new opportunities that are not available to either company on its own. In so doing, we have the combined potential for exceptional earnings and shareholder value creation for two companies that have already established excellent records in this regard. Walter Forbes and his management team have created one of the most innovative and successful companies in the history of the services industry. We are confident that by combining our operating, financial and management strengths, we will create one of the foremost consumer and business services companies in the world."

                   Walter A. Forbes, Chairman and Chief Executive Officer of CUC International Inc., said, "Together, we will benefit from this unique franchise: providing value-added services to consumers and businesses while substantially enhancing growth opportunities. With similar business models, both companies have pursued two sides of the same high-growth strategy: helping smaller players, both individuals or businesses, to compete in a global, information-intensive and increasingly competitive economy. The combined company will have increased purchasing power and other advantages associated with greater scale."

                 SHARED MANAGEMENT; NO EMPLOYEE REDUCTIONS PLANNED

                   Following the merger, Henry Silverman will serve as President and Chief Executive Officer of the combined company, and Walter Forbes will be Chairman of the Board of Directors. On January 1, 2000, Mr. Forbes will become President and CEO and Mr. Silverman will become Chairman. The two companies will have equal representation on the combined company's Board of Directors with a super-majority voting requirement in effect for certain governance matters.

                   E. Kirk Shelton, President and Chief Operating Officer, Christopher K. McLeod, Executive Vice President, Kenneth A. Williams, Vice Chairman, and Robert T. Tucker, Corporate Secretary, all of CUC, will be Vice Chairmen of the combined company. John D. Snodgrass, Vice Chairman, President and Chief Operating Officer of HFS, and Stephen P. Holmes, Robert D. Kunisch and Michael P. Monaco, each Vice Chairmen of HFS, will also serve as Vice Chairmen of the combined company. Mr. Monaco will serve as Chief Financial Officer of the combined company, with Cosmo Corigliano, Chief Financial Officer of CUC, becoming CFO after a transition period. Mr. Monaco will then assume certain operating responsibilities. James E. Buckman, Senior Executive Vice President of HFS, will be General Counsel of the combined company until 2000, when Amy
         N. Lipton, Senior Vice President and General Counsel of CUC, will assume that role.

                   Both companies will continue to maintain their respective operations in Parsippany, NJ, New York City and Stamford, CT, as well as other major sites nationwide. Small corporate headquarters staffs will be maintained at each location.

                   Since the transaction is anticipated to result in considerable new growth opportunities, it is not expected that there will be any reductions in employment at either company as a result of this transaction.

                 COMPANIES TO DEVELOP SPECIFIC CROSS-MARKETING,
                               GROWTH OPPORTUNITIES

                   The companies have already joined together in the extremely successful Transfer Plus program, which markets CUC's travel service to the more than 60 million consumers who stay at HFS's eight hotel brands an average of three to four times annually. Expansion of this partnership


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         represents only one aspect of the many growth opportunities that will emerge from the HFS-CUC alliance, which include:

              - Direct marketing of CUC services to HFS's 100 million-strong consumer base who use its travel and real estate services and can be introduced to CUC's existing core of more than 20 individual and discount membership programs, such as Travelers Advantage, Shoppers Advantage, and Entertainment discount coupon books, and its innovative new NetMarket interactive product.

              - Accelerating growth opportunities by combining HFS's Preferred Alliance products and services with CUC's marketing infrastructure and core competencies to sell to both companies' consumer bases.

              - Linking HFS's one million annual home buyers and sellers, served by Coldwell Banker, Century 21 and ERA, with CUC's CompleteHome Service, which provides home improvement, repair and upkeep information, a referral database of more than 8000 contractors and tradesmen and other services for homeowners. CUC's direct marketing capability will dramatically increase the combined company's ability to assist these consumers in the numerous purchasing decisions typically made by new home buyers, such as health care providers, dry cleaners, house painting, hardware, repair services and more.

              - Building on vehicle leasing opportunities through a combination of CUC's Wright Express unit, the leading provider of information and financial management services to motor vehicle fleets throughout the U.S., and HFS's recently acquired PHH fleet management service, the second largest fleet management company in the U.S.

              - Combining HFS's industry-leading corporate relocation service, which relocates 100,000 employees and their families a year, with CUC's "New Mover" services, such as Welcome Wagon, Getting to Know You and Entertainment, which provide coupons and offers from local merchants to new residents.

              - Combining CUC's industry-leading capability for online transactions with HFS's outstanding brands. For example, CUC's successful electronic real estate classified service, RentNet, could serve as a model for application to HFS brand websites, such as Coldwell Banker and Century 21.

              - Accelerating worldwide growth opportunities by combining HFS's international products and services with CUC's marketing infrastructure and more than two million international memberships. The combined company will have operations in 181 countries.

                   Using similar business models and philosophies of not owning fixed assets or significant inventory, CUC's and HFS's branded membership-based and franchised services are associated with billions of dollars in consumer transactions each year. The companies are also highly successful at balancing the competing needs of thousands of vendors, while concentrating on providing the best buying opportunities possible to customers.

                   HFS Incorporated reaches approximately 100 million consumers annually as a leading franchisor of brand name hotels, residential real estate, and car rental operations. In real estate, HFS's Century 21, Coldwell Banker and ERA brands have about 12,500 franchised offices with more than 180,000 brokers and agents in the United States and internationally. HFS provides mortgage services to consumers and is the global leader in corporate employee relocation. In travel, the company has nearly 5,400 Days Inn, Howard Johnson, Knights Inn, Ramada, Super 8, Travelodge, Villager Lodge and Wingate Inn franchised hotels with more than 500,000 rooms in the United States and internationally. HFS, also the franchisor of Avis, is the leading provider of


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         vacation timeshare exchanges through RCI and is the second largest vehicle management services provider worldwide.

                   For 1996, including PHH which was acquired in 1997 as a pooling of interests, HFS had pro forma revenues of approximately $2 billion and pro forma net income of $309 million, or $1.75 per share. It has about 30,000 employees. Currently, HFS has approximately 181 million shares outstanding.

                   CUC International Inc. is a leading membership-based, consumer services company that provides access to travel, shopping, auto, dining, timeshare exchange, financial, and other services to 68 million consumers worldwide through its more than 20 services, including Shoppers Advantage, Travelers Advantage, Entertainment, AutoVantage and other brands. CUC works in partnership with leading banks, retailers, oil companies, credit unions, charities, and other organizations to offer consumers convenience and significant savings when purchasing a wide array of high-quality goods and services.
         CUC is also the largest educational and entertainment software publisher, through its Davidson & Associates, Sierra On-Line, Knowledge Adventure, and Blizzard Entertainment subsidiaries. In addition, the company is one of the largest interactive retailers in the world. CUC has approximately 15,000 employees.

                   For the year ended January 31, 1997, CUC reported revenues of $2.3 billion. CUC reported net income of $283 million and earnings per share of $0.70, both before one-time charges related to transaction and restructuring costs and certain litigation matters related principally to the completion of the Sierra On-Line, Inc., Davidson & Associates, Inc. and Ideon Group, Inc. acquisitions. For the year ended January 31, 1997, the weighted average number of shares outstanding was 405.1 million.

                   Bear Stearns & Co. acted as financial advisor to HFS, and Goldman, Sachs & Co. was financial advisor to CUC.

                   This release contains certain forward-looking
         statements that involve potential risks and uncertainties. The companies' future results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, changes in market conditions, effects of state and federal regulations and risks inherent in international operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today. The companies undertake no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after today or to reflect the occurrence of unanticipated events.
         Contacts
         CUC INVESTOR/ANALYST               HFS INVESTOR/ANALYST
         Laura Hamilton                     Mike Wargotz
         Tuesday Only:  212/272-6718        Tuesday Only:  212/272-6362
         Ongoing:  201/965-5114             Ongoing:  201/359-5110

         CUC MEDIA                          HFS MEDIA
         Don Nathan,                        Elliot Bloom
           Robinson Lerer & Montgomery      Ongoing:  201/952-8414
         Tuesday Only:  212/272-6718
         Ongoing:  212/484-7782
                                            Jim Fingeroth,
                                              Kekst and Company
                                            Tuesday Only:  212/272-7403
                                            Ongoing:  212/521-4819


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